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                                                                 Exhibit (a)(14)

                              NVEST FUNDS TRUST I

              Amendment No. 13 to Amended and Restated Agreement
                             Declaration of Trust

     The undersigned, being at least a majority of the Trustees of Nvest Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 thereto (the
"Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, as follows:

     1.   The name of the Trust is hereby amended to be "CDC Nvest Funds Trust
          I."

     2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to
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     modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Government Securities Fund, (2) CDC Nvest Growth Fund, (3) CDC Nvest Balanced Fund, (4) CDC Nvest Star Value Fund,
     (5) CDC Nvest Bond Income Fund, (6) CDC Nvest Municipal Income Fund, (7) CDC Nvest International Equity Fund, (8) CDC Nvest Capital Growth Fund, (9) CDC Nvest Star Advisers Fund, (10) CDC Nvest Strategic Income Fund, (11) CDC Nvest Star Worldwide Fund and (12) CDC Nvest Star Small Cap
     Fund.

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 23rd day of March, 2001.


/s/ Graham T. Allison, Jr.                   /s/ Sandra O. Moose
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Graham T. Allison, Jr.                       Sandra O. Moose

/s/ Daniel M. Cain                           /s/ John A. Shane
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Daniel M. Cain                               John A. Shane

/s/ Kenneth J. Cowan                         /s/ John T. Hailer
-------------------------------              -------------------------------
Kenneth J. Cowan                             John T. Hailer

/s/ Richard Darman                           /s/ Peter S. Voss
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Richard Darman                               Peter S. Voss

                                             /s/ Pendleton P. White
                                             -------------------------------
                                             Pendleton P. White